UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

EAST COAST DIVERSIFIED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50356	55-0840109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Franklin Court, Suite H Marietta, Georgia 30067
(Address of Principal Executive Offices)

(770) 953-4184

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17th, 2012, EarthSearch Communications International, Inc. (“ECSI”), a majority owned subsidiary of East Coast Diversified Corporation (the “Company”), entered into a Joint Development and Marketing Agreement (the “Agreement”) with Tom McLeod Software Corporation (the “McLeod”). The Agreement will remain in effect until terminated by either party upon thirty (30) days advance written notice (the “Term”).

Pursuant to the Agreement, ECSI and McLeod shall collaborate on the development of an interface (the “Integration Module”) that will permit McLeod’s proprietary LoadMaster® dispatch software to receive and utilize a data feed from ECSI’s proprietary LogiBoxx and GATIS cargo tracking systems. McLeod shall be responsible for designing and developing the Integration Module together with supporting user documentation for each platform, operating system, or computing environment supported by McLeod for its software (“Deliverables”).

Both ECSI and McLeod shall maintain all of their intellectual property rights (as defined in the agreement) with respect to its existing products and services, including any information provided by each party in conjunction with the creation of the Deliverables.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to exhibit 10.1 filed herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Joint Development and Marketing Agreement by and between the Company and Todd McLeod Software Corporation, dated July 17, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2012	EAST COAST DIVERSIFIED CORPORATION

	By:	/s/ Kayode Aladesuyi
Name: Kayode Aladesuyi
Title: Chief Executive Officer

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